Exhibit 99.1

NEWS RELEASE

Release Date:	Monday, November 28, 2011

Release Time:	Immediate

Contact:	Michael R. Kallet, President & CEO

Phone:	(315) 366-3701

Oneida Financial Corp. Board Announces Management Succession Plan

Oneida, NY, November 28, 2011 – The Boards of Directors of Oneida Financial Corp. (NASDAQ: ONFC) (“Company”) and the Company’s wholly-owned subsidiary The Oneida Savings Bank (“Bank”) today announced that it has adopted a management succession plan.  Michael R. Kallet, President and Chief Executive Officer of both the Company and the Bank will continue to serve as the President and Chief Executive Officer of Oneida Financial Corp. and as Chairman of the Board and Chief Executive Officer of Oneida Savings Bank.  Eric E. Stickels, current Executive Vice President and Chief Financial Officer of both the Company and the Bank will continue to serve as the Executive Vice President and Chief Financial Officer of Oneida Financial Corp. and will assume the responsibilities as the newly named President and Chief Operating Officer of Oneida Savings Bank.  In addition, Deresa F. Durkee has been promoted to the position of Senior Vice President and Chief Financial Officer of Oneida Savings Bank.  Both promotions will be effective on December 1, 2011.

Michael R. Kallet stated, “We are pleased to announce these changes to our organizational structure.  As the only public company headquartered in Madison County, we have an obligation to our shareholders, the communities we serve and our employees to ensure management stability of an institution that has served Central New York for 145 years.”  Kallet continued, “Rick Stickels and I have worked together for nearly three decades.  We both understand the unique position a community bank holds and we plan to continue as an economic force in the communities we serve.”  Kallet concluded, “We are very fortunate as a company to have developed the management and technical resources from within our own market area to be regarded as one of the premier financial institutions in the country.”

Mr. Stickels has been Executive Vice President and Chief Financial Officer of Oneida Financial Corp. since April 2003, and Executive Vice President and Chief Financial Officer of Oneida Savings Bank since January 2003.  Prior to that time, Mr. Stickels held a variety of positions at Oneida Savings Bank, most recently Senior Vice President and Chief Financial Officer.  Mr. Stickels has been associated with Oneida Savings Bank since 1982 and a member of the senior management group since 1986.  Mr. Stickels is the treasurer and secretary of all Oneida Savings Bank subsidiaries and serves as a director of all Oneida Savings Bank subsidiary corporation boards.  Mr. Stickels is also treasurer and a board member of Oneida Savings Bank Charitable Foundation.  Mr. Stickels is actively involved in the community and has served as a member of the executive board of NYSARC, Inc. since 2002 and Madison-Cortland ARC since 1988, a statewide non-profit provider of services for individuals with intellectual and other developmental disabilities.

Ms. Durkee has been Senior Vice President and Treasurer of Oneida Savings Bank since January 2003.  Prior to that time, Ms. Durkee was Vice President and Treasurer of the Bank.  Ms. Durkee has been associated with Oneida Savings Bank since 1998.  Ms. Durkee is a certified public accountant and began her financial career with Coopers & Lybrand, a professional accounting firm formerly located in Syracuse, New York, most recently as audit manager.  Ms. Durkee is also active in the community, currently serving on the Morrisville College Foundation Board of Directors and serving as a member of the Oneida City School District Board.

Oneida Financial Corp. reported total assets at September 30, 2011 of $678.3 million and stockholders’ equity of $89.2 million.  The Company’s wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank; State Bank of Chittenango, a state chartered limited-purpose commercial bank; Bailey, Haskell & LaLonde Agency, an insurance and financial services company; Benefit Consulting Group, an employee benefits consulting and retirement plan administration firm; and Workplace Health Solutions, a risk management company specializing in workplace injury claims management.  Oneida Savings Bank was established in 1866 and operates twelve full-service banking offices in Madison, Oneida and Onondaga counties.

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